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August 5, 1997

Mr. Ian Gardner-Smith
Hotel Capital Corporation of America
1025 Prospect Avenue, Suite 350
La Jolla, California  92037

Re: Restated and Amended Post-Formation Acquisition Agreement dated February 8, 1997 by and between Host Funding, Inc. ("Host Funding") and Hotel Capital Corporation of America ("Acquisition Manager") (the "Acquisition Agreement").

Dear Ian:

      Pursuant to Section 15 of the Acquisition Agreement, Host Funding hereby terminates the Acquisition Agreement effective thirty (30) days from the date of your receipt of this letter. Attached to this termination letter as Exhibit "A" is a list of the properties that have been presented to Host Funding by Acquisition Manager as of the date of this letter. By your signature below, please confirm that (i) the attached property list constitutes the full, complete and final list of properties which Acquisition Manager has submitted to Host Funding; and (ii) any properties submitted after the date of this letter which are not included on the attached property list will not be subject to the terms and conditions of the Acquisition Agreement.

Sincerely yours,


Michael S. McNulty
MSM:lah

ACKNOWLEDGED AND AGREED:

HOTEL CAPITAL CORPORATION OF AMERICA


By:
   -------------------------------
      Ian Gardner-Smith, Manager

Date:
     -----------------------------

cc: John G. Rebensdorf, Esq.
    James M. Duncan, Esq.
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    Peter G. Aylward, Esq.
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                         PROPERTIES SUBJECT TO AGREEMENT

Country Hearth - Findlay
Country Hearth - Auburn
Country Hearth - Indianapolis

Days Inn - Bloomington
Hotel Spokane
Comfort Inns - North Carolina

      In addition, within three business days, HCCA may provide a list of properties that includes hotel, room TTM Revenue, NOI, Seller's name and address and asking price.


Michael